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                                                                   EXHIBIT T3E.5

                     IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF GEORGIA
                                ATLANTA DIVISION


IN RE:                                      )        CASE NO. 98-60390
                                            )
PARAGON TRADE BRANDS, INC.,                 )        CHAPTER 11
                                            )
Federal Tax I.D. No. 91-1554663             )        JUDGE MURPHY
                                            )
            Debtor.                         )        NOTIFICATION OF NON-VOTING
                                            )          STATUS
 ...............................             x        For Second Amended Plan of
                                                       Reorganization








On November 18, 1999, the United States Bankruptcy Court for the Northern District of Georgia (the "Court") approved pursuant to section 1125 of title 11 of the United States Code (the "Bankruptcy Code"), the Disclosure Statement (the "Disclosure Statement") for the Second Amended Plan of Reorganization, dated November 15, 1999 (as may be amended, the "Plan"), jointly proposed by the above-captioned debtor and debtor in possession (the "Debtor") and its Official Committee of Unsecured Creditors (together with the Debtor, the "Proponents") and authorized the Proponents to solicit votes with regard to the acceptance or rejection of the Plan.

UNDER THE TERMS OF THE PLAN, AND IN ACCORDANCE WITH SECTION 1126(F) OF THE BANKRUPTCY CODE, YOUR CLAIM(S) IN CLASS 2 (PRIORITY NON-TAX CLAIMS) WILL BE SATISFIED IN FULL OR REINSTATED. AS A RESULT, YOUR CLAIM(S) IN CLASS 1 (PRIORITY NON-TAX CLAIMS) IS/ARE NOT IMPAIRED AND YOU ARE NOT ENTITLED TO VOTE ON THE PLAN WITH RESPECT TO YOUR CLAIM(S) IN SUCH CLASS. THE PLAN AND THE DISCLOSURE STATEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE VOTING AGENT, BANKRUPTCY SERVICES, LLC, 70 EAST 55TH STREET, 6TH FLOOR, NEW YORK, NEW YORK 10022.